Exhibit 99.1

AITX's RAD Sees Construction Boom with RIO Expansion Orders

Construction Firms Turn to RAD's Autonomous Security as Theft and Trespassing Costs Surge

Detroit, Michigan, March 4, 2025 - Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCPK:AITX), is experiencing accelerated adoption of its security solutions within the construction industry. American Security, a premier provider of security services, and a RAD authorized dealer, has expanded its commitment to RAD's RIO™ mobile security units, further reinforcing the shift away from outdated security methods in favor of AI-driven, autonomous deterrence and monitoring.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES

Artist's depiction of a RAD RIO 360 helping secure a construction site.

With over 70,000 commercial construction firms operating in the U.S.1, the demand for advanced security solutions has never been greater. Construction sites remain prime targets for theft, costing the industry between $300 million and $1 billion annually in stolen materials, tools, and heavy machinery2. Traditional security methods, such as guards and passive surveillance cameras, often fail to prevent these losses. RAD's RIO and ROSA solutions are transforming construction security by offering real-time monitoring, AI-driven deterrence, and rapid incident response. These technologies help construction firms safeguard their assets, reduce delays, and lower insurance costs.

"Construction sites are some of the most challenging environments to secure, with high-value materials, constant activity, and large perimeters that traditional security struggles to protect," said Nate Zoellner, Executive Vice President, Security Solutions at American Security. "RAD's RIO has changed the game for our construction clients by providing a proactive, AI-driven security presence that deters theft, trespassing, and vandalism in real time. We have seen first-hand how these solutions reduce incidents, lower costs, and give site managers the confidence that their projects are protected around the clock."

American Security's latest expansion order for RIO mobile security units underscores the growing demand for RAD's AI-driven solutions in the construction sector. After deploying RIO across multiple job sites, the company has seen measurable reductions in theft and trespassing, leading to broader adoption of the technology. Construction firms are increasingly turning to autonomous security to replace costly and ineffective traditional methods, ensuring continuous site protection without the limitations of human guards or passive surveillance.

"The construction industry represents one of the most significant growth sectors for RAD," commented Troy McCanna, Chief Security Officer & Senior Vice President of Revenue Operations at RAD. "We are seeing a steady increase in opportunities from builders, developers, and security providers who recognize the value of autonomous security. The scale of interest in RIO and ROSA within our sales funnel is remarkable, with high-quality prospects looking to deploy our solutions across multiple job sites. As the industry continues to shift toward AI-driven security, RAD is well-positioned to meet this demand with proven technology that delivers immediate results."

With theft, trespassing, and vandalism continuing to challenge the construction industry, the adoption of AI-driven security solutions is accelerating. RAD's expanding presence in this sector, fueled in part by American Security's latest order of RIO units, reflects the growing demand for proactive, autonomous security that delivers real-time deterrence and rapid response. As more construction firms recognize the financial and operational advantages of RIO and ROSA, RAD is positioned to lead the industry's shift away from outdated security methods and toward smarter, more effective protection.

Sitting atop a standard RIO 360 are two ROSA units. ROSA is a multiple award-winning, compact, self-contained security and communication device that can be installed and activated in about 15 minutes. Its AI-driven capabilities include human, firearm, and vehicle detection, license plate recognition, responsive digital signage, audio messaging, and seamless integration with RAD's software suite for real-time notifications and autonomous intelligent responses. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published six Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at retail centers, hospital campuses, multi-family communities, car rental locations and construction sites across the country.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry3 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz
949-636-7060
@SteveReinharz

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1 https://www.ibisworld.com/united-states/number-of-businesses/commercial-building-construction/1916/

2 https://www.greatamericaninsurancegroup.com/content-hub/loss-control/details/construction-site-theft/

3 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/